Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Vireo Growth Inc. of our report dated March 17, 2026, relating to the consolidated financial statements, appearing in the Annual Report on Form 10-K of Vireo Growth Inc. for the year ended December 31, 2025, filed on March 17, 2026. We also consent to the reference to our firm under the wording “Experts” in such Registration Statement.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants
April 22, 2026